UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2005
     (Exact name of registrant as specified in charter)

Ohio	0-850	34-6542451

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

127 Public Square, Cleveland, Ohio	44114-1306

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 689-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     On August 9, 2005, KeyCorp and Jack Kopnisky, Senior Executive Vice President, entered into an agreement respecting Mr. Kopnisky’s voluntary termination of employment and resignation of his officer status, effective August 12, 2005, with KeyCorp and its affiliates (collectively “Key”).
     The agreement provides for the payment to Mr. Kopnisky of fifteen (15) months of base salary from August 13, 2005 through March 10, 2006, and for the payment of one-half of his target incentive compensation for 2005 and certain specified benefits. From the date of the agreement through November 12, 2006, Mr. Kopnisky agrees not to engage in any competitive activity with a financial services company located in the State of Ohio and to honor previously executed agreements respecting non-solicitation of Key’s customers and employees. The agreement is attached hereto as Exhibit 10.1.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits
10.1	Letter Agreement between KeyCorp and Jack L. Kopnisky dated August 9, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)

Date: August 12, 2005	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Vice President and Deputy General Counsel